Exhibit 11.  Computation of Net Loss Per Share.

                     TRANSTECH INDUSTRIES, INC.
              COMPUTATION OF NET LOSS PER COMMON SHARE

                                              Years Ended
                                              December 31,
                                            1995        1994
PRIMARY:
Weighted Average Shares
  Outstanding                            2,829,090     2,829,000

Dilutive Stock Options Based
  Upon the Treasury Stock
  Method Using the Average
  Market Price                                  -             -
                                         2,829,090     2,829,090
Net Loss from Continuing
  Operations                            $ (417,000)  $(3,984,000)
 Discontinued Operations:
  Income from discontinued
   operations, net of taxes                159,000     1,614,000
  Loss on disposal of discontinued
   operation, net of taxes              $ (510,000)           -
Net Loss                                $ (768,000)  $(2,370,000)

Net Loss Per Common Share
Loss from Continuing
  Operations                              $ (.15)      $(1.41)
Discontinued Operations:
  Income from discontinued
   operations, net of taxes                  .06          .57
  Loss on disposal of
   discontinued operation, net of taxes     (.18)          -
  Loss per share                          $ (.27)      $ (.84)

FULLY DILUTED:
Weighted Average Common
    Shares - Outstanding                 2,829,090     2,829,090

Dilutive Stock Options Based
  Upon the Treasury Stock
  Method Using the Year-End
  Market Price, If Higher Than
  the Average Market Price                      -             -
                                         2,829,090     2,829,090
Net Loss from Continuing
  Operations                            $ (417,000)  $(3,984,000)
Discontinued Operations:
  Income from discontinued
   operations, net of taxes (credit)       159,000     1,614,000
  Loss on disposal of discontinued
  operation, net of taxes                 (510,000)           -
Net Loss                                $ (768,000)  $(2,370,000)

          COMPUTATION OF NET LOSS PER COMMON SHARE, CONT'D

                                              Years Ended
                                              December 31,
                                            1995        1994

Net Loss Per Common Share                 $ (.15)      $(1.41)
Loss from Continuing
  Operations
Discontinued Operations:
  Income from discontinued
   operations, net of taxes                  .06          .57
  Loss on disposal of
   discontinued operation, net of taxes     (.18)          -
  Loss Per Share                          $ (.27)      $ (.84)